As filed with the U.S. Securities and Exchange Commission on March 15, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAXAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	83-2809420
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1300 W. 120th Avenue
Westminster, Colorado 80234
(303) 684-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
James C. Lee
Senior Vice President, General Counsel and Corporate Secretary
Maxar Technologies Inc.
1300 W. 120th Avenue
Westminster, Colorado 80234
(303) 684-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Steven B. Stokdyk, Esq.
Latham & Watkins LLP
10250 Constellation Boulevard, Suite 1100
Los Angeles, California 90067
(213) 485-1234
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.0001 par value	(1)(2)	(1)(2)	(1)(2)	(3)
Preferred Stock, $.0001 par value	(1)(2)	(1)(2)	(1)(2)	(3)
Warrants	(1)(2)	(1)(2)	(1)(2)	(3)

(1)
Omitted pursuant to Form S-3 General Instruction II.E.

(2)
An unspecified number of the securities of each identified class is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(3)
In accordance with Rules 456(b) and 457(r), we are deferring payment of all applicable registration fees.

PROSPECTUS
MAXAR TECHNOLOGIES INC.
We or the selling stockholders named from time to time may offer from time to time in one or more series or classes (i) shares of our common stock, par value $.0001 per share, (ii) shares our preferred stock, par value $.0001 per share and (iii) warrants to purchase preferred stock or common stock, referred to collectively in this prospectus as the offered securities, separately or together, in separate series in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus.
The specific terms of the offered securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, and will include, where applicable, (i) in the case of common stock, any initial public offering price; (ii) in the case of preferred stock, the specific title and any dividend, liquidation, redemption, conversion, voting and other rights and any initial public offering price; and (iii) in the case of warrants, the duration, offering price, exercise price and detachability.
The applicable prospectus supplement will also contain information, where applicable, about (i) certain United States federal income tax consequences relating to, and (ii) any listing on a securities exchange of, the offered securities covered by such prospectus supplement.
The securities may be offered directly, through agents we may designate from time to time or by, to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the offered securities, their names, and any applicable purchase price, fee, commission or discount arrangement with or among them, will be set forth in, or will be calculable from the information set forth in, the applicable prospectus supplement. See “Plan of Distribution.” No offered securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of offered securities.
Our common stock is listed on the New York Stock Exchange, or NYSE, and the Toronto Stock Exchange, or TSX, each under the symbol “MAXR.” On March 12, 2021, the last reported sales price of our common stock on the NYSE and TSX was $46.59 and $58.20 per share, respectively.

Investing in any of our securities involves a high degree of risk. Before you invest in the offered securities, you should consider the risks discussed in “Risk Factors” on page 1.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 15, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we or the selling stockholders named from time to time may offer. Each time we or the selling stockholders named from time to time sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Information of Certain Documents By Reference.”
We have not authorized anyone to provide you with different information from the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
References in this prospectus to the terms “Maxar,” “we,” “us” or “the Company” or other similar terms mean Maxar Technologies Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.
RISK FACTORS
Investment in the offered securities involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus, in the applicable prospectus supplement or in any free writing prospectus that we may provide you in connection with the offered securities, including, without limitation, the risks set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, incorporated into this prospectus and the applicable prospectus supplement by reference, as updated in our subsequent filings with the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in either. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects and might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section entitled “Forward-Looking Statements” included elsewhere in this prospectus and the applicable prospectus supplement.
FORWARD-LOOKING STATEMENTS
This prospectus and the applicable prospectus supplement, including the documents incorporated by reference herein or therein, contain, and documents we subsequently file with the SEC and incorporate by reference herein or therein may contain, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, including, among other things, statements or information concerning future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While we believe that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.
All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those contemplated in the forward-looking statements include those set forth under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, incorporated into this prospectus and the applicable prospectus supplement by reference. We caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.
The risk factors included in this prospectus and the applicable prospectus supplement, including the documents incorporated by reference herein or therein, and documents we subsequently file with the SEC and incorporate by reference herein or therein, are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional risk factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in this prospectus, in the applicable prospectus supplement, in our Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q, as well as the other risks described in this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein or therein. All forward-looking statements are based on information that was available and speak only as of the dates on which they were made. We assume no obligation to update any forward-looking statement that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

THE COMPANY
Maxar is a partner and innovator in Earth Intelligence and Space Infrastructure. We deliver value to government and commercial customers to help them monitor, understand and navigate our changing planet; deliver global broadband communications; and explore and advance the use space. Our approach combines decades of deep mission understanding and a proven commercial and defense foundation to deploy solutions and deliver insights with speed, scale and cost effectiveness. Maxar’s 4,300 team members in over 20 global locations are inspired to harness the potential of space to help our customers create a better world.
Our common stock trades on the NYSE and the TSX under the symbol “MAXR.”
Our principal executive offices are located at 1300 W. 120th Avenue, Westminster, Colorado 80234. Our telephone number is 303-684-4000.
Our website is located at http://www.maxar.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus (except for the SEC filings expressly incorporated by reference herein), and such information should not be considered to be part of this prospectus. You should not rely on any such information in making your decision whether to purchase the securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the offered securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from sales by selling stockholders.

DESCRIPTION OF CAPITAL STOCK
We are authorized to issue 240,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
This section describes the general terms and provisions of our common stock. For more detailed information, you should refer to our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.
Holders of shares of common stock will be entitled to receive dividends if and when declared by the board of directors from funds legally available therefore, and, upon liquidation, dissolution or winding-up of our company, will be entitled to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock will not have any preemptive rights, but will be entitled to one vote for each share of common stock held of record. Holders of shares of common stock will not have the right to cumulate their votes for the election of directors. The shares of common stock offered hereby, when issued, will be fully paid and nonassessable.
Preferred Stock
This section describes the general terms and provisions of our preferred stock. For more detailed information, you should refer to our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.
Our board of directors is authorized, without action by our stockholders, to designate and issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings, acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us and could adversely affect the market price of our common stock.
We do not have any shares of preferred stock outstanding.
Transfer Agent and Registrar for Shares of Capital Stock
Computershare Trust Company, N.A. is the transfer agent and registrar for shares of our common stock.
Listing
Our common stock is listed on the NYSE and the TSX under the symbol “MAXR.”

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any other offered securities offered by the applicable prospectus supplement and may be attached to or separate from such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. As used in this “Description of Warrants,” references to the “Company,” “we,” “our” or “us” refer solely to Maxar Technologies Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the designation, terms and number of shares of our preferred stock or common stock purchasable upon exercise of such warrants;

•
the designation and terms of the offered securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•
the price at which each share of preferred stock or common stock purchasable upon exercise of such warrants may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
the minimum or maximum amount of such warrants which may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
a discussion of certain federal income tax consequences; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Copies of the applicable form of warrant agreement and warrant may be obtained from us upon request, and the statements made within this prospectus relating to the warrant agreement and warrant to be issued pursuant to the warrant agreement are summaries of certain anticipated provisions, and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable warrant agreement and related warrants.

PLAN OF DISTRIBUTION
We or the selling stockholders named from time to time may sell the offered securities on a delayed or continuous basis through agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.
Underwriters may offer and sell the offered securities at: (i) a fixed price or prices, which may be changed, (ii) market prices prevailing at the time of sale, (iii) prices related to the prevailing market prices at the time of sale or (iv) negotiated prices. We also may, from time to time, authorize broker-dealers acting as our agents to offer and sell the offered securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of offered securities, underwriters and agents may be deemed to have received compensation from us in the form of discounts or commissions and may also receive commissions from purchasers of offered securities. Underwriters and agents may sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, agents and/or commissions from the purchasers.
Any discounts or commissions paid by us to underwriters, dealers or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.
Unless we specify otherwise in the applicable prospectus supplement, any offered securities issued hereunder will be a new issue with no established trading market (other than our common stock). If we sell any shares of our common stock pursuant to a prospectus supplement, such shares will be listed on the NYSE and TSX, subject to official notice of issuance. We may elect to list any other offered securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such offered securities are sold by us for public offering and sale may make a market in such offered securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such offered securities.
If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the offered securities from us at the public offering price set forth in the applicable prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the offered securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters, dealers and agents will not have any responsibility with respect to the validity or performance of these contracts.
To facilitate the offering of any offered securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of such offered securities. This may include over-allotments or short sales of such offered securities, which involves the sale by persons participating in the offering of more such offered securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising any option to purchase additional offered securities that we may grant. In addition, these persons may stabilize or maintain the price of such offered securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if offered securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of such offered securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of business.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, Los Angeles, California.

EXPERTS
The consolidated financial statements of the Company as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference in this registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to changes in the accounting for leases and income taxes.

WHERE YOU CAN FIND MORE INFORMATION
We file proxy statements and annual, quarterly and current reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You can inspect reports and other information we file at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Our website is located at http://www.maxar.com and we make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
We have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, the Registration Statement, under the Securities Act with respect to the securities registered hereby. This prospectus and the applicable prospectus supplement do not contain all of the information set forth in the Registration Statement and exhibits and schedules to the Registration Statement. For further information with respect to us and the securities registered hereby, reference is made to the Registration Statement, including the exhibits to the Registration Statement. Statements contained in this prospectus and the applicable prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus or the applicable prospectus supplement are not necessarily complete and, where that contract is an exhibit to the Registration Statement or an exhibit to a document incorporated by reference into the Registration Statement, each statement is qualified in all respects by the exhibit to which the reference relates. The Registration Statement is available to you on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus or any prospectus supplement hereto or a document which is incorporated by reference in this prospectus or any prospectus supplement hereto is automatically updated and superseded if information contained in this prospectus or any prospectus supplement hereto, or information that we later file with the SEC that is incorporated by reference or deemed to be incorporated by reference in this prospectus or any prospectus supplement hereto, modifies or replaces such statement. We incorporate by reference the following documents we filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2020;

•
our Registration Statement on Form 8-A filed on May 13, 2019; and

•
our Current Reports on Form 8-K filed on January 19, 2021, January 27, 2021 (excluding Item 7.01 and 9.01) and February 24, 2021.

We are also incorporating by reference any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering described in this prospectus and the applicable prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are deemed to have been “furnished to,” rather than “filed” with the SEC, including our compensation committee report and performance graph included or incorporated by reference in any Annual Report on Form 10-K or proxy statement, or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or any exhibits filed pursuant to Item 9.01 of Form 8-K that are not deemed “filed” with the SEC.
To the extent that any Current Report on Form 8-K we file after the date of this prospectus and prior to the termination of the offering described in this prospectus or any prospectus supplement expressly states that the information in such Current Report on Form 8-K (including any exhibits thereto) amends, supplements, supersedes or replaces any of the information set forth in this prospectus, then such Current Report on Form 8-K shall be deemed to be incorporated by reference in this prospectus unless and until such time as we file a subsequent Current Report on Form 8-K or other document that is incorporated or deemed to be incorporated by reference herein and that expressly states that it supersedes or replaces such earlier Current Report on Form 8-K or the information therein in its entirety.
To receive a free copy of any of the documents incorporated by reference in this prospectus, including exhibits, if they are specifically incorporated by reference in the documents, call or write 1300 W. 120th Avenue Westminster, Colorado 80234, Attn: Secretary, phone: (303) 684-4000.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other expenses of issuance and distribution.
The following table itemizes the expenses incurred by the registrant in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates.
SEC Registration Fee	*
Printing	$20,000
Legal Fees and Expenses	$200,000
Accounting Fees and Expenses	$100,000
TOTAL	*

*
Deferred in accordance with Rules 456(b) and 457(r).

We will pay all of the costs identified above.
Item 15. Indemnification of directors and officers.
Our Amended and Restated Bylaws (the “Bylaws”) provide that we shall indemnify and hold harmless, to the fullest extent permitted by the General Corporation Law of the State of Delaware, any of our directors or officers who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of Maxar or, while serving as a director or officer of Maxar, is or was serving at the request of Maxar as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. We shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by our board of directors.
Additionally, we shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of Maxar, and may pay the expenses incurred by any employee or agent of Maxar, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified.
Pursuant to the Delaware General Corporate Law and our Bylaws, we may purchase and maintain insurance against liability asserted against or incurred by any of the eligible persons.

Item 16. Exhibits.
Exhibit Number	Description
1.1	Form of Underwriting Agreement(1)
4.1	Amended and Restated Certificate of Incorporation of Maxar Technologies Inc., as filed with the Secretary of the State of Delaware(2)
4.2	Second Amended and Restated Bylaws of Maxar Technologies Inc.(3)
4.3	Form of Articles Supplementary designating a class or series of preferred stock(1)
4.4	Form of preferred stock certificate(1)
4.5	Form of Warrant Agreement, including form of warrant(1)
4.6	Form of Certificate for Common Stock(1)
5.1*	Opinion of Latham & Watkins LLP
23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
23.2*	Consent of KPMG LLP
24.1*	Power of Attorney (included on the Signature Page to the Registration Statement)

*
Filed herewith.

(1)
To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

(2)
Previously filed as an exhibit on Form 8-K as filed with the Securities and Exchange Commission on January 2, 2019.

(3)
Previously filed as an exhibit on Form 8-K as filed with the Securities and Exchange Commission on October 29, 2020.

Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalves by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on this 15th day of March 2021.
MAXAR TECHNOLOGIES INC.
By:
/s/ Biggs C. Porter

Biggs C. Porter
Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel L. Jablonsky, Biggs C. Porter and James C. Lee, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Name	Title	Date
/s/ Daniel L. Jablonsky Daniel L. Jablonsky	President and Chief Executive Officer (Principal Executive Officer), Director	March 15, 2021
/s/ Biggs C. Porter Biggs C. Porter	Executive Vice President and Chief Financial Officer (Principal Financial Officer, and Duly Authorized Officer)	March 15, 2021
/s/ Carolyn K. Pittman Carolyn K. Pittman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 15, 2021
/s/ General Howell M. Estes III General Howell M. Estes III	Director, Chairman of the Board	March 15, 2021
/s/ Nick S. Cyprus Nick S. Cyprus	Director	March 15, 2021
/s/ Roxanne J. Decyk Roxanne J. Decyk	Director	March 15, 2021
/s/ Joanne O. Isham Joanne O. Isham	Director	March 15, 2021

Name	Title	Date
/s/ General C. Robert Kehler General C. Robert Kehler	Director	March 15, 2021
/s/ Gilman Louie Gilman Louie	Director	March 15, 2021
/s/ Dr. L. Roger Mason, Jr. Dr. L. Roger Mason, Jr.	Director	March 15, 2021
/s/ Dr. Heather A. Wilson Dr. Heather A. Wilson	Director	March 15, 2021
/s/ Eric J. Zahler Eric J. Zahler	Director	March 15, 2021
/s/ Eddy Zervigon Eddy Zervigon	Director	March 15, 2021